Exhibit 3.1(c)

December 27, 2024 FREECAST, INC. 6901 TPC DRIVE SUITE #100 ORLANDO, FL 32822US
FLORIDA DEPARTMENT OF STATE Division of Corporations

Re: Document Number P11000057800

The Articles of Amendment to the Articles of Incorporation of FREECAST, INC., a Florida corporation, were filed on December 26, 2024.

This document was electronically received and filed under FAX audit number H24000422390.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Kiora Hester
Regulatory Specialist II
Division of Corporations	Letter Number: 024A00027871

Amount charged: 35.00

P.O BOX 6327 — Tallahassee, Honda 32314

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

FREECAST, INC.

(Pursuant to Sections 607.1003 and 607.1006 of the Florida Business Corporation Act)

FreeCast, Inc., a corporation organized and existing under and by virtue of the provisions of the Florida Business Corporation Act (the “FBCA”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is FreeCast, Inc. (the “Corporation”), and it was originally incorporated in the State of Florida on June 21, 2011.

2. That these Articles of Amendment amend the current Second Amended and Restated Article of Incorporation of the Corporation filed with the State of Florida on May 10, 2024, as subsequently amended by the Articles of Amendment to Articles of Incorporation of the Corporation filed with the State of Florida on September 26, 2024 (together, the “Current Articles”).

3. That these Articles of Amendment:

(i) were adopted and approved by the Board of Directors of the Corporation pursuant to a written consent without a meeting dated December 26, 2024;

(ii) contain an amendment that required approval by the shareholders through two voting groups;

(iii) were approved by the shareholders of each voting group pursuant to a written consent without a meeting dated December 26, 2024; and

(a) the number of votes cast for the amendment was sufficient for approval by the holders of Common Stock; and

(b) the number of votes cast for the amendment was sufficient for approval by the holders of Series A Preferred Stock.

4. That the Current Articles are hereby amended by the amendment of Section 3.2 of Article II stated in its entirety below and identified or referenced as follows:

ARTICLE II

Capital Stock

3.2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Series A Shareholder shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, or other junior equity security by reason of their ownership thereof, an amount per Series A Share equal to $30 (as may be adjusted for any subdivisions or combinations) (the “Liquidation Amount”). If upon the occurrence of such event, the assets and funds to be distributed to the Series A Shareholder are insufficient to permit the payment to the Series A Holder of the full preferential Liquidation Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed to the Series A Shareholder.

(b) After the distribution described in Section 3.2(a) above has been paid, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by them.

(c) Whenever the distribution provided for in this Section 3.2 shall be payable in securities or other property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors of the Corporation.

IN WITNESS WHEREOF, the Corporation, by and through its undersigned duly authorized officer, has executed these Articles of Amendment to Articles of Incorporation on December 26, 2024.

FREECAST, INC.

By:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr.
Chief Executive Officer

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